Scott Faris Joins the Board of LightPath Technologies

ORLANDO, FL -- (Marketwire - December 27, 2011) - LightPath Technologies, Inc. (NASDAQ: LPTH) (the "Company," "LightPath" or "we"), a global manufacturer, distributor and integrator of patented optical components and high-level assemblies, is pleased to announce the election of M. Scott Faris to its Board of Directors as a Class II member. Mr. Faris will serve for the remainder of the Class II term, which expires on the date of the Company's 2013 Annual Meeting of Stockholders. Mr. Faris qualifies as an independent director.

"As LightPath continues its focus on growth and development of new business opportunities, we are delighted to have Mr. Faris join our Board of Directors. Scott brings relevant executive and growth management experience to LightPath's business activities," commented Mr. Robert Ripp, Chairman of the Company's Board of Directors. Mr. Ripp continued, "Mr. Faris's election to the Board of Directors is effective as of December 23, 2011. He was also appointed as a member of the Audit committee. I take this opportunity to welcome Scott to the board and I look forward to working with him over the coming years."

Mr. Faris is an experienced entrepreneur with almost two decades of operating, venture-financing and commercialization experience, involving more than 20 start-up and emerging-growth technology companies. Mr. Faris currently is the founder and CEO of Planar Energy, a company that is developing transformational ceramic solid state battery technology. Planar Energy is a spin-out of the U.S. Department of Energy's National Renewable Energy Laboratory.

Mr. Faris previously was chairman and CEO of Waveguide Solutions, a developer of planar optical lightwave circuit and microsystem products that was a spin-out of the University of North Carolina, Charlotte. He also was a founding director and COO of Ocean Optics, a precision-optical-component and fiber-optic-instrument spin-out of the University of South Florida with a proprietary technology to pattern thin-film filters. Mr. Faris was previously a partner with Corporate IP Ventures (formerly MetaTech Ventures), an early-stage venture fund that commercialized defense technologies, and was the founder and CEO of Enterprise Corporation, a technology accelerator that raised more than $50 million in capital for new and existing technology firms through a private investment forum. Mr. Faris also has served as Director of the Florida Seed Capital Fund and as Director of Technology Commercialization at the Center for Microelectronics Research. Mr. Faris's extensive experience with the commercialization of technology, background in optical technology, venture capital and management experience qualifies him for service as a director of our Company.

Mr. Faris is actively involved in Florida's technology community and currently is an officer and director of the Metro Orlando Economic Development Commission. Mr. Faris is a member of the board of directors of Orlando, Inc. and Florida High Technology Council, as well as a founder and a director of the Central Florida Technology Forum and the Florida Idea Grant Fund.

"LightPath is a unique company that has a variety of solutions for a broad range of optical applications," said Mr. Faris. "I am thoroughly impressed by LightPath's technology and seasoned management team, and I look forward to working with the Company."

About LightPath Technologies

LightPath manufactures optical products including precision molded aspheric optics, GRADIUM® glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher-level assemblies and packing solutions. The Company's products are used in various markets, including industrial, medical, defense, test & measurement and telecommunications. LightPath has a strong patent portfolio that has been granted or licensed to it in these fields. For more information, visit www.lightpath.com.

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our ability to expand our presence in certain markets, future sales growth, continuing reductions in cash usage and implementation of new distribution channels. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:
Jim Gaynor
President & CEO
LightPath Technologies, Inc.
(407) 382-4003
Internet: http://www.lightpath.com